UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2017

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CREATIVE LEARNING CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	000-52883	20-4456503
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, Suite 113 St. Augustine, FL	32095
(Address of Principal Executive Offices)	(Zip Code)

(904) 824-3133

(Registrant’s telephone number, including area code)

______________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 11, 2017, Rod Whiton who had been serving as Interim Chief Executive Officer of Creative Learning Corporation (the “Company”), has stepped down effective immediately.  On the same day, Michelle Cote, who had been serving as President of the Company, has stepped down effectively immediately and has been appointed the Creative Director of the Company by the Board of Directors (the “Board”) of the Company.

Also on May 11, 2017, the Board appointed Karla Kretsch, the Company’s Chief Operating Officer, as President of the Company.  Ms. Kretsch will continue to serve as Chief Operating Officer.

Ms. Kretsch, age 52, joined the Company in January 2017 and has served as Chief Operating Officer since that date.  Prior to joining the Company, she served as Director of Operations of a Bricks 4 Kidz franchise from 2010 until her appointment as the Company’s Chief Operating Officer. Ms. Kretsch also served as a Project Consulting Manager for Vaco, a national consulting and talent solutions firm, from 2014 to April 2016. From 1990 to 2009 Ms. Kretsch held various positons with Wells Fargo & Company, including operational risk manager and automobile finance group project management manager. Ms. Kretsch holds a Bachelor of Science from Arizona State University, and is a certified public accountant in California (inactive).  Ms. Kretsch’s compensation will remain the same as described in the Company’s Form 8-K filed on January 31, 2017.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

Description

99.1

Press Release issued by the Company on May 11, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 12, 2017
CREATIVE LEARNING CORPORATION

	By:	/s/ Christian Miller
Name: Christian Miller
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Description

99.1

Press Release issued by the Company on May 11, 2017.